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As filed with the Securities and Exchange Commission on April 18, 2003

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

HELIX TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	04-2423640 (I.R.S. Employer Identification No.)
Nine Hampshire Street; Mansfield, MA (Address of Principal Executive Offices)	02048-9171 (Zip Code)

1996 EQUITY INCENTIVE PLAN
(Full Title of the Plan)

ROBERT J. LEPOFSKY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Helix Technology Corporation
Mansfield Corporate Center
Nine Hampshire Street
Mansfield, MA 02048-9171
(Name, Address and Telephone Number of Agent for Service)

with copies to:

STANLEY KELLER, ESQ.
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount Of Registration Fee

Common Stock, $1.00 par value	1,000,000 shares(2)	$8.6955	$8,695,500	$703.47

(1)
Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) based upon the average of the high and low sale prices on April 14, 2003 as reported by NASDAQ.

(2)
The Registration Statement registers an additional 1,000,000 shares issuable under the Registrant's 1996 Equity Incentive Plan (the "Plan"). An aggregate of 800,000 shares (after giving effect to the Registrant's 1997 two-for-one stock split) issuable under the Plan have previously been registered under Registration Statement No. 333-09247.

Statement Regarding Incorporation By Reference From Effective Registration Statement

        Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on July 31, 1996 (File No. 333-09247) relating to the registration of an aggregate of 800,000 shares (after giving effect to the Registrant's 1997 two-for-one stock split) of the Registrant's Common Stock, $1.00 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1996 Equity Incentive Plan (the "Plan"), are incorporated by reference in their entirety into this Registration Statement. This Registration Statement provides for the registration of an additional 1,000,000 shares of the Registrant's Common Stock to be issued under the Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Mansfield, Commonwealth of Massachusetts, on this 16th day of April, 2003.

HELIX TECHNOLOGY CORPORATION
By:	/s/ ROBERT J. LEPOFSKY Robert J. Lepofsky President and Chief Executive Officer

POWER OF ATTORNEY

        We, the undersigned officers and directors of Helix Technology Corporation, hereby severally constitute and appoint Robert J. Lepofsky, James Gentilcore, Jay Zager, Susan Cutright and Kerry J. Tomasevich and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date
/s/ ROBERT J. LEPOFSKY Robert J. Lepofsky	Director, President and Chief Executive Officer (Principal Executive Officer)	April 16, 2003
/s/ JAY ZAGER Jay Zager	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 16, 2003
/s/ GIDEON ARGOV Gideon Argov	Director	April 16, 2003
/s/ FRANK GABRON Frank Gabron	Director	April 16, 2003
/s/ ROBERT H. HAYES Robert H. Hayes	Director	April 16, 2003

/s/ MARVIN G. SCHORR Marvin G. Schorr	Director	April 16, 2003
/s/ ALFRED WOOLLACOTT, III Alfred Woollacott, III	Director	April 16, 2003
/s/ MARK S. WRIGHTON Mark S. Wrighton	Director	April 16, 2003

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder.
23.1	Consent of PricewaterhouseCoopers LLP, independent accountants.
23.3	Consent of Palmer & Dodge LLP. Contained in Exhibit 5.1 hereto.
24.1	Power of Attorney. Set forth on the signature page to this Registration Statement.

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Statement Regarding Incorporation By Reference From Effective Registration Statement
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX